Corporate Capital Trust II 8-K

Exhibit 99.4

FA Email

Subject: Corporate Capital Trust II News: Board Intends to Suspend Offering and Anticipates Exploring Alternative Advisory Arrangement

Dear Financial Advisor:

We are writing to inform you of recent announcements made by Corporate Capital Trust II in a Form 8-K filed on Dec. 11, 2017, with the Securities and Exchange Commission.

•         The board of trustees of Corporate Capital Trust II intends to suspend the company’s offering to new investors effective January 10, 2018 in order to evaluate a proposal for advisory services to be presented to the board of trustees by KKR Credit Advisors (US) LLC (KKR) and Franklin Square Holdings, L.P. (FS Investments).

•         It is anticipated that the board of trustees will explore an agreement appoint a joint venture between KKR and FS Investments or their respective affiliates to provide investment advisory services to BDCs advised or subadvised by KKR and FS Investments (or their affiliates).

•         If the board recommends this transaction, then Corporate Capital Trust II shareholders would be required to vote to approve new investment co-advisory agreements and a new joint advisor investment advisory agreement at a special shareholder meeting prior to the new agreements becoming effective. A preliminary proxy statement would be filed as soon as possible with the SEC and, once approved, will be mailed to shareholders. Until there is a definitive proxy statement and due to the nature of this transaction, the company will be limited to the amount of information that can be shared, until the SEC approves the proxy statement.

Subscription Information

•         If you currently have a client who is considering an investment through a qualified plan such as an IRA, please be mindful of the time it takes the custodian to process the qualified investment and transfer funds.

•         If you already have qualified investments in the pipeline, you are encouraged to check the status of those investments with the custodian or your broker-dealer to ensure the subscription paperwork and monies are received before the deadline.

Additional information will be distributed as available. For further details on this announcement, please contact your sales representative directly or call CNL Client Services at 866-650-0650, option 2.

Corporate Capital Trust II is advised by CNL Fund Advisors II, LLC and subadvised by KKR, affiliates of CNL Financial Group and KKR & Co. L.P., respectively. The managing dealer of Corporate Capital Trust II is CNL Securities, member FINRA/SIPC. FS Investments is not affiliated with Corporate Capital Trust II or any of the aforementioned CNL entities.

This is not an offer to sell nor a solicitation of an offer to buy shares of Corporate Capital Trust II. For ongoing information on Corporate Capital Trust II, please refer to the offering’s website and SEC filings which are available on corporatecapitatrustii.com and at sec.gov.

Additional Information about the Proposed Transactions and Where to Find It
This communication relates to the proposed investment co-advisory agreements and joint advisor investment advisory agreement for Corporate Capital Trust II described above (the Proposals). In connection with the Proposals, subject to any necessary approvals, Corporate Capital Trust II intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A (Proxy Statement). SHAREHOLDERS OF CORPORATE CAPITAL TRUST II ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ANY PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS. Investors and security holders will be able to obtain the documents filed by Corporate Capital Trust II with the SEC free of charge at the SEC's website, http://www.sec.gov and from Corporate Capital Trust II’s website at www.corporatecapitaltrustii.com.

Participants in the Solicitation
Corporate Capital Trust, Inc., Corporate Capital Trust II (the CCT Funds) and their respective directors, trustees, executive officers and certain other members of management and employees, including employees of KKR and FS Investments and their respective affiliates, may be deemed to be participants in the solicitation of proxies from the shareholders of the CCT Funds in connection with the Proposals. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the CCT Funds’ shareholders in connection with the Proposals will be contained in the Proxy Statements when such documents become available. These documents may be obtained free of charge from the sources indicated above.

Forward Looking Statements
The information in this communication includes “forward-looking statements.”  These statements are based on the beliefs and assumptions of Corporate Capital Trust II’s management and on the information currently available to management at the time of such statements.  Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events.  Important factors that could cause actual results to differ materially from Corporate Capital Trust II’s expectations include those disclosed in Corporate Capital Trust II’s filings with the SEC.  Corporate Capital Trust II undertakes no obligation to update such statements to reflect subsequent events.

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CCTII-1217-00XXX-00-BD